UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2009

Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the appointment of Mr. Dan Wolfus as Chief Executive Officer of the Registrant, the Registrant has entered into an executive compensation agreement with Mr. Wolfus pursuant to which the Registrant has agreed to pay Mr. Wolfus an annual salary of $120,000, to be paid monthly ($10,000 per month).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2009, Dr. Roger Newell was appointed to the board of directors of the Registrant.

Dr. Roger Newell holds a Ph.D. in mineral exploration from Stanford University, and has more than forty years of experience in the mining industry. Dr. Newell also holds a M.Sc. in geology from the Colorado School of Mines and is a past president of the Alumni Association. Dr. Newell is renowned internationally for recognizing the potential of the Carlin Trend in Nevada. Under his direction Newmont Mining Company established new exploration programs in Nevada, which ultimately led to Newmont Mining becoming the world’s largest gold producer and with Nevada operations yielding over 1,000,000 ounces per year. Dr. Newell served as Vice President of Development for Capital Gold Corp (US ticker symbol CGLD) from 2000 to 2007. He was President of CGLD’s Mexican subsidiary, Minera Santa Rita, where he was responsible for bringing the company’s El Chanate gold mine into production. He continued to serve as a member of Capital Gold’s Board of Directors until November 2009. Prior to his time at Capital Gold, he served as Exploration Manager/Senior Geologist for the Newmont Mining Company; Exploration Manager for Gold Fields Mining Company; and Vice President - Development, for Western Exploration Company. He joined Kilimanjaro Mining Company in October, 2007 as a Director and Vice President of Exploration and is President and a Director of Lake Victoria Mining Company Inc.

Dr. Newell, as an independent director, has replaced Mr. Wolfus on all of the committees of the Regsitrant’s board of directors, including the Registrant’s audit committee.

Dr. Newell is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Regsitrant has not engaged in any transaction in which Dr. Newell or a person related to Dr. Newell had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Dr. Newell pursuant to which he was selected to serve as a director.

On December 23, 2009, Mr. Dan Wolfus, formerly the Chairman of the Board to the Registrant, was appointed as the Executive Chairman of the Board and Chief Executive Officer of the Registrant.

Mr. Wolfus has over 28 years of investment banking experience, firstly with E.F. Hutton & Co., where Mr. Wolfus became a partner and Senior Vice President in charge of the West Coast Corporate Finance Department, followed by his tenure as Chairman, CEO and chief organizer of Hancock Savings Bank in Los Angeles. During his term with Hancock Savings the bank grew to $225 million in assets before its sale in 1997. Mr. Wolfus earned a MBA in Finance and a BA-Economics at the University California, Los Angeles. He is currently a director of MD Cowan and Co., a manufacturer of oil drilling equipment. Mr. Wolfus also serves in various charitable and non-profit organizations in the United States. Mr. Wolfus has served as a director of Midway since November 21, 2008.

Mr. Wolfus is not related by blood or marriage to any of the Regsitrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Regsitrant has not engaged in any transaction in which Mr. Wolfus or a person related to Mr. Wolfus had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Mr. Wolfus pursuant to which he was selected to serve as an officer or director.

On December 23, 2009, Mr. Alan Branham was replaced as Chief Executive Officer of the Registrant by Mr. Dan Wolfus. Mr. Alan Branham continues as President of the Registrant and was appointed as Chief Operating Officer of the Registrant.

Mr. Branham was previously a senior geologist with Newmont Mining Corp. from 1987 to April 2004. Mr. Branham brings more than 20 years of international exploration experience to Midway. Mr. Branham earned a Masters of Science Degree in Economic Geology from Washington State University, a Bachelor Degree from Stanford University, California, and has participated in successful exploration projects in the Southwestern United States, Mexico and Central America. Mr. Branham has conducted extensive exploration in the Great Basin area of Nevada for the past eight years. In addition, he was involved with the discovery of several gold deposits on the Carlin Trend in Nevada. On September 24, 2007, Alan Branham became a director of Rocky Mountain Resources Corp. (TSX-V). Mr. Branham has been a director and has served as the President and Chief Executive Officer of Midway since June 1, 2004.

Mr. Branham is not related by blood or marriage to any of the Regsitrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Registrant has not engaged in any transaction in which Mr. Branham or a person related to Mr. Branham had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Mr. Branham pursuant to which he was selected to serve as an officer or director.

Item 7.01. Regulation FD Disclosure.

On December 23, 2009, the Registrant issued a press release announcing the appointment of Dr. Roger Newell to the board of directors of the Registrant, the appointment of Mr. Dan Wolfus as Executive Chairman of Board and Chief Executive Officer of the Registrant and the appointment of Mr. Alan Branham as Chief Operating Officer of the Registrant. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1	Press Release dated December 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: December 23, 2009	By:	/s/ “Doris Meyer”
Doris Meyer
Chief Financial Officer and Corporate Secretary